UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2004

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-28386	91-1533912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(206) 282-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 18, 2004, the audit committee of the board of directors of Cell Therapeutics, Inc. (the “Company”) engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s new independent registered public accounting firm to provide financial audit services effective immediately. Grant Thornton has not audited the Company’s financial statements in the two most recent fiscal years or any subsequent interim period. Prior to engaging Grant Thornton to audit its financial statements, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 18, 2004	By:	/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance and Administration
(Principal Accounting Officer)